Exhibit 32.1

Section 1350 Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Atlas Air Worldwide Holdings, Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that: The Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2006

/s/ Jeffrey H. Erickson
Jeffrey H. Erickson
President and Chief Executive Officer

/s/ Michael L. Barna
Michael L. Barna
Senior Vice President and Chief Financial Officer